Exhibit 10.1

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (this “Agreement”) is dated this 8th day of January, 2016 (the “Execution Date”), by and between VIROPRO, INC., a Nevada corporation (the “Company”) and MAGNA EQUITIES II, LLC (f/k/a Hanover Holdings I, LLC), a New York limited liability company, and its affiliates (the “Holder”) (each a "Party" and collectively the "Parties"). Capitalized terms not defined herein shall have the meaning as set forth in the Transaction Documents (as defined below).

RECITALS

WHEREAS, the Holder and the Company entered into those certain Securities Purchase Agreements, dated November 28, 2011, January 17, 2012, and March 21, 2012, pursuant to which, among other things, the Company issued to the Holder Convertible Promissory Notes of even date, respectively, in the Original Principal Amounts of $15,000, $35,000, and $25,000, respectively (collectively, the “Transaction Documents”).

WHEREAS, pursuant to recent discussions between the Holder and the Company, the Holder and the Company have mutually agreed to settle and extinguish any and all outstanding amounts owed in full satisfaction of the Transaction Documents and any other transaction between the Company and the Holder in accordance with the terms of this Agreement (the "Settlement").

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby agree as follows:

AGREEMENT

Section 1. Settlement of Outstanding Amounts Owed. Subject to and upon the terms and conditions set forth in this Agreement, on the date mutually agreed upon by the Holder and the Company, the Company hereby agrees to issue, or cause its registered Transfer Agent to issue to the Holder so that it holds in total an amount of shares equal to 4.99% of the Company’s Shares Outstanding, being 60,370,336 based on Shares Outstanding of 1,209,826,364 as of 1/7/16 (such shares, the “Settlement Shares”). The Settlement Shares shall contain a restrictive legend until such time as the Settlement Shares have been registered under the 1933 Act or may be sold pursuant to Rule 144 or Regulation S. Upon receipt of the issuance of the Settlement Shares by the Holder, any and all outstanding amounts owed by the Company to the Holder pursuant to the Transaction Documents shall be considered automatically and irrevocably repaid in full.

Section 2. Securities Law Disclosure; Publicity. The Company shall, no later than four (4) Business Days following the Execution Date, issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby.

Section 3. Settlement Shares. The Company shall use commercial best efforts to ensure the removal of the restrictive legend on the Settlement Shares in the event that (i) the Settlement Shares are able to be sold under Rule 144 or any other exemption under the Securities Act and (ii) the Company receives a written request of the Holder to assist with such removal. Such commercial best efforts shall include, but not be limited to, providing the Holder, upon the Holder’s request, with written representation in the form so chosen by the Holder of the Company’s shell status pursuant to Rule 144(i)(1) of the 1933 Act. The Parties agree that such commercial best efforts are to be used to effect removal of said restrictive legend no later than ten (10) Business Days after the Settlement Shares are able to be sold under Rule 144 or any other exemption under the Securities Act, the Holder provides a written request to the Company's transfer agent and the Company to provide a written opinion of the Company's counsel to provide an opinion to remove the restrictive legend and the Holder has provided all necessary documentation to the Company's transfer agent and to the Company's counsel to allow removal of the restrictive legend from the Settlement Shares (the “Deadline”). If the Company (i) shall determine to prepare and file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or their then equivalents, and (ii) grants piggyback rights to any of its current debt or equity holders as of the Execution Date, then the Company shall deliver to the Investor a written notice of such determination and, if within fifteen days after the date of the delivery of such notice, the Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Settlement Shares the Holder requests to be registered.

Section 4. Compensation for Buy-In. In addition to any other rights available to the Holder, if the Company for any reason fails to have the restrictive legend on the Settlement Shares removed by the Deadline, and if after such Deadline the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the Settlement Shares (a “Buy-In”), then the Company shall pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Settlement Shares sold by the Holder or the Holder’s brokerage firm multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions). The payment of all amounts due by the Company to the Holder shall be paid no later than the fifth (5th) trading day after notice is provided by the Holder to the Company requesting the payment of any such liquidated damages. The Holder shall provide the Company written notice indicating the amounts payable to such Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.

Section 5. Trading Restrictions. If the Settlement Shares are sold pursuant to a Registration Statement, as contemplated by Section 3 of this Agreement, the Holder shall trade no more than 10% of the intra-day volume of the Common Stock traded on the principal securities exchange or trading market for such security. Notwithstanding the foregoing, the Holder shall be entitled to sell up to a minimum of $5,000 worth of Settlement Shares per week. The Holder further agrees to provide the Company, upon request, with weekly trading records detailing the number of Settlement Shares sold by the Holder, the net proceeds received from the sale of such Settlement Shares by the Holder, and the date on which such shares were sold by the Holder.

Section 6. Representations and Warranties of the Company. The Company represents and warrants to the Buyer that the number of Shares Outstanding contained in Section 1 of this Agreement is accurate, true, complete, and correct.

Section 7. Mutual Release. In consideration of the covenants and agreements contained in this Agreement, the Company and the Holder hereby fully and forever release, remise, quit-claim, and discharge each other and their respective representatives, attorneys, agents, directors, officers, and/or employees from any and all past, present, or future actions, claims, demands, damages, accounts, debts, liens, lawsuits, and rights or causes of action of every kind, name, nature, and description, known or unknown, whether arising out of contract, tort, or otherwise, in law or equity, that have been asserted or that could have been asserted among or between the parties arising out of or related to the Transaction Documents, and/or any historical business dealings or business relationship among or between the Company and the Holder.

Section 8. Scope of Release. By executing this Agreement, the Parties intend to resolve and settle all outstanding issues that now exist or may exist with respect to the matters described in the Recitals of this Agreement.

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Section 9. Right and Power to Grant Release. Each Party warrants that it has not made any assignment, encumbrance, hypothecation or other complete or partial transfer of all or any part of any interest, claim, right, damage, cost, liability, right of action, claim for relief or cause of action released herein and further warrants and represents to the other that the warranting party is legally authorized and entitled to settle and release each and every claim, right, damage, liability, obligation, cost, right of action, claim for relief or cause of action herein referred to and to give a valid, full and acquaintance thereof.

Section 10. Compromise, No Admission of Liability. The Parties herein acknowledge that this Agreement is entered into in settlement and compromise of claims. It is expressly acknowledged and agreed that nothing in this Agreement shall constitute or be construed as an admission of liability, fault, wrongdoing, or violation of any rule, regulation, or law, or as evidence of such. It is further agreed that nothing in this Agreement shall constitute or be construed as an admission by any party hereto of any issue of law, fact, or liability.

Section 11. Recitals. The terms of this Agreement are contractual and not mere recitals. The Parties acknowledge the accuracy of the Recitals and incorporate the Recitals into and make them a part of this Agreement.

Section 12. Complete and Entire Agreement. The understandings set forth herein represent the complete agreement of the Parties and may not be altered or changed except by the mutual agreement of the Parties, evidenced in a writing signed by all parties and specifically identified as an amendment to this Agreement.

Section 13. Severability. If any covenant or provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any rule of law, administrative order, judicial decision or public policy, all other covenants and provisions herein shall, nevertheless, remain in full force and effect.

Section 14. Choice of Law. This Agreement shall in all respects be interpreted, enforced and governed by and under the laws of the State of New York, without regard to New York's rules governing conflicts of law.

Section 15. Binding Nature of Agreement. This Agreement and all covenants contained herein shall be binding upon the parties hereto and their respective affiliates, administrators, successors, and assigns.

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Section 16. Costs of Enforcement. Should one Party seek to enforce any and/or all terms of this Agreement, the prevailing Party in that enforcement action shall be entitled to its attorneys’ fees and costs incurred in such action.

Section 17. Execution in Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, and it will not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. A facsimile of an original signature shall be effective as an original signature.

By signing below, the Company and the Holder confirm that they are entering into this Agreement voluntarily and with a full understanding of all of its terms.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Settlement Agreement as of the date first written above.

VIROPRO, INC.

By	/s/ Kenneth A. Sorensen
Name:	Kenneth A. Sorensen
Title:	Chairman

MAGNA EQUITIES II, LLC

By	/s/ Marc Manuel
Name:	Marc Manuel
Title:	Managing Director

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